UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The Allied Defense Group, Inc.

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The Allied Defense Group, Inc.

For More Information, Contact:
Geoff Grande, CFA
Investor Relations
617-747-1721

THE ALLIED DEFENSE GROUP ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS TO JUNE 15, 2010

VIENNA, Virginia, June 1, 2010 – The Allied Defense Group, Inc. (NYSE Amex: ADG) today announced that its stockholders voted to adjourn the special meeting of stockholders to approve its pending merger with Chemring Group Plc to June 15, 2010. The special meeting of stockholders to approve the pending merger with Chemring will be reconvened at 10:00 a.m. on June 15, 2010 at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182.

As previously disclosed in the proxy statement mailed to stockholders on March 11, 2010, ADG received a subpoena from the U.S. Department of Justice (“DOJ”) on January 19, 2010 requesting that ADG produce documents relating to its dealings with foreign governments. As also previously disclosed, ADG has initiated an internal review of the matters raised by the DOJ’s subpoena and the indictment of a former employee of Mecar USA. The internal review is being conducted by ADG’s Audit Committee with the assistance of independent outside counsel.

As previously disclosed, ADG has been providing regular updates to Chemring on the progress of the internal review. In addition, ADG has been responding to additional requests for information from Chemring. ADG intends to continue to cooperate with Chemring with respect to these matters.

ADG has received feedback from the DOJ with respect to the DOJ’s subpoena. The DOJ has indicated that it will request additional documents and expand its review beyond matters related to the indicted former employee of Mecar USA. It is our understanding that this request is in conjunction with an industry-wide review.

In light of this feedback from the DOJ, Chemring has indicated that it is presently unwilling to consummate the merger pursuant to the terms of the merger agreement. ADG is adjourning the special meeting in order to review with Chemring alternative approaches to consummating a strategic transaction with Chemring, including without limitation a restructuring of the transactions contemplated by the merger agreement.

The record date for the meeting remains March 10, 2010. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies from the stockholders of ADG (the “Company”) in connection with the proposed merger with Chemring. The Company has filed a definitive proxy statement and relevant documents concerning the proposed merger with the Securities and Exchange Commission (“SEC”). The proxy statement was mailed on or about March 11, 2010 to the stockholders of record of ADG as of March 10, 2010. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC because they contain important information about the Company and the proposed transaction. The proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, telephone number (703) 847-5268. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Safe Harbor for Forward-Looking Statements

This communication, and other statements that the Company may make, including statements about the benefits of the proposed merger, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the Company’s anticipated financial performance, business prospects and plans and similar matters. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning.

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in the Company’s documents filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services; the impact of increased competition; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and the Company; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the stockholders of the Company may not approve and adopt the merger agreement at the special meeting of the Company’s stockholders; the outcome of the internal review and the matters raised by the DOJ’s subpoena and the indictment of a former employee of Mecar USA; Chemring and the Company may be unable to complete the proposed merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the merger cannot be predicted.

The Company’s Annual Report on Form 10-K and the Company’s subsequent reports filed with the SEC and accessible on the SEC’s website at www.sec.gov discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.

About The Allied Defense Group, Inc.

The Allied Defense Group, Inc. is a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products for use by the U.S. and foreign governments. For more information, please visit the Company’s web site: www.allieddefensegroup.com.